Allegiant Q1 2019 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2019
FINANCIAL RESULTS
First quarter 2019 fully diluted earnings per share of $3.52
First quarter 2019 airline diluted earnings per share of $3.98*
65th consecutive profitable quarter

LAS VEGAS. April 24, 2019 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2019, as well as comparisons to the prior year:

Consolidated	Three Months Ended March 31,
(unaudited)	2019	2018	Change
Total operating revenue (millions)	$451.6	$425.4	6.2%
Operating income (millions)	91.1	80.0	13.9
Net income (millions)	57.1	55.2	3.5
Diluted earnings per share	$3.52	$3.42	2.9

Airline only	Three Months Ended March 31,
(unaudited)	2019	2018	Change
Airline operating revenue (millions)	$448.3	$424.3	5.7%
Airline operating income (millions)	98.5	82.0	20.1
Airline operating margin	22.0%	19.3%	2.7
Airline diluted earnings per share*	$3.98	$3.54	12.4

Airline CASM ex fuel (cents) *	6.40	6.35	0.8

*Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.

Allegiant Q1 2019 Earnings

"I’m happy to report the first quarter of 2019 was Allegiant’s 65th consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "This quarter demonstrated the earnings potential of our all-Airbus fleet. Despite having eleven fewer aircraft compared to the same period last year, our airline’s operating income rose more than $16 million and we had a 22 percent margin. In addition, our operational performance was exceptional, with a controllable completion rate of 100 percent for the quarter. Our on-time performance for March - one of our busiest months of the year - was 85 percent. These results were due to the exceptional work of our team.

“In March we broke ground on Sunseeker Resorts Charlotte Harbor in Southwest Florida, and also partnered with TPG Sixth Street Partners to finance some of the construction costs to build the project,” he continued. "We have an ideal location, a database of 16 million customers, and an infrastructure to feed customers to our property through Punta Gorda Airport (PGD) and St. Pete/Clearwater International Airport (PIE). This is a natural extension of our business model. These next two years will be investment years in our non-airline projects such as Sunseeker Resorts, the Allegiant Nonstop family entertainment centers and our golf offering. All of these products will enable us to interact with an ever-expanding universe of leisure customers, to offer more options under the Allegiant Travel Company umbrella.

“I want to thank all of our Allegiant team members for their excellent efforts the past quarter. The improvement in our operations, the reliability and the on-time performance could not have been achieved without their exceptional work. They are the most critical component in our continued financial success.”

2019 highlights and trends

•	Maintaining EPS guide of $13.25 to $14.75

•	Increasing full year fuel cost to $2.26 from $2.10 per gallon

•	EPS in Q2 should exceed Q1 because of Easter and additional available aircraft

•	Only happened twice before in past ten years

•	Easter shift expected to benefit TRASM for Q2 2019 between 2.0 and 2.5 percent

•	Available seat mile (ASM) growth is expected to be lowest in Q1 and highest in Q2

▪	ASM growth in Q2 expected to be between 13 and 14 percent

•	Airline CASM ex fuel is expected to be down year over year in each remaining quarter with the largest decrease in Q4

•	Submitted US DOT application for international flying into Mexico and expect to begin selling flights by YE19

Airline only first quarter 2019 results

•	Diluted earnings per share were $3.98, up $0.44 year over year

•	22 percent operating margin for the airline

•	Highest since the second quarter of 2017 when the fuel price per gallon was $1.71

•	Despite an estimated 1.5 percent TRASM headwind due to Easter shift into Q2, (TRASM) increased by 1.8 percent year over year

•	Better than expected improvement in salary expense and station operations resulted in unit costs excluding fuel (CASM-ex) increasing by only 0.8 percent year over year

Q1 2019 airline network and revenue highlights

•	Ancillary air revenue per passenger highest in company history at $53.10 up 12.5 percent year over year

•	Total fare per passenger was $127.75, up 2.9 percent year over year

•	Fixed fee flying revenue was $10.6 million, flat year over year, despite a 6.5 percent decrease in fixed fee departures

•	Government shutdown eliminated some expected Department of Defense charters

•	Airbus charter economics superior to the MD-80

•	Announced two new operational bases

•	Grand Rapids, MI

•	Savannah, GA

•	35 routes announced

•	New service to Anchorage, AK

•	Strong growth to Destin, FL, Nashville, TN and Savannah, GA

Allegiant Q1 2019 Earnings

Q1 2019 airline cost highlights

•	Fuel benefits with Airbus continue - total fuel costs down by six percent

•	Total gallons down 4.5 percent while block hours up 4.1 percent and ASMs up 4.9 percent

•	Increase in ASMs per gallon of 9.6 percent to 84.1 ASMs per gallon

•	Decrease in the price per gallon of 1.8 percent to $2.14 per gallon

•	Total operating costs excluding fuel were $250.2 million, an increase of 5.8 percent year over year

•	Depreciation costs increased 26.9 percent or $7.5 million

•	Q1 2018 MD80s were fully depreciated; were 27.5 percent of ASMs

•	Total unit costs excluding fuel and depreciation were 5.5 cents, a decrease of 2.0 percent year over year

•	$3.7 million of additional interest expense associated with the tender of our $450 million high yield bond

•	Capitalized interest resulted in a $1.5 million reduction in interest expense primarily driven by the capex associated with Sunseeker Resorts

•	Expect the cadence of capitalized interest to increase in direct correlation with incremental Sunseeker capex

Q1 2019 airline operational highlights

•	Departures up five percent despite eleven fewer average aircraft

•	Average aircraft decreased from 91 last year to 80 this year

▪	Spare aircraft were reduced from eleven to four year over year

•	Controllable completion 100 percent on 24,300 departures

•	Second most quarterly departures in company history

•	Total completion factor 99.2 percent

▪	No maintenance cancellations for over 120 days since December 16th, record for the company

•	On time performance (A-14) for the quarter was 79 percent

•	March on time performance was 85 percent

▪	Third-highest versus domestic carriers per flightstats.com

▪	Company's busiest flying month of the year

Q1 2019 capital allocation highlights

•	Capital expenditures:

•	Airline - $108.9 million

•	Heavy Maintenance - $10.0 million

•	Sunseeker - $5.3 million

•	Other - $8.4 million

•	Shareholder returns

•	Returned $11 million in dividends in the first quarter

•	Expect to pay dividends of $0.70 per share on June 27, 2019 to shareholders of record as of June 14, 2019

Q1 2019 balance sheet highlights

•	Ended with $555 million in total cash and investments

•	Ended with $1,236.6 million in debt and $121.1 million in capital lease obligations

•	Refinanced $450 million unsecured bond with a five year $450 million term loan

▪	Secured by company assets excluding aircraft, engines and Sunseeker Resort

•	At the end of the quarter, we have 28 unencumbered aircraft

Q1 2019 non-airline highlights

•	Non-airline businesses resulted in a combined operating loss of $7.4 million

•	Non-airline operating losses expected to be highest in Q1 due to one-time expenses associated with opening of two Allegiant Nonstop family entertainment centers

•	Allegiant Nonstop revenues are expected to be weakest in Q1

▪	Expect improvement in second half of year

•	Sunseeker Resorts

•	Broke ground on resort in Punta Gorda

Allegiant Q1 2019 Earnings

▪	Expect to include 500 hotel rooms, 189 long stay suites, restaurants, bars and other amenities

•	TPG Sixth Street Partners agreed to provide $175 million in two-thirds non-recourse construction financing

▪	TPG funds are last funds into the project and drawn monthly with interest paid only on drawn amounts

•	Allegiant Nonstop (family entertainment centers)

•	Rebranded to Allegiant Nonstop for better tie-in to airline

•	Opened first location, Clearfield, UT in Jan 2019

•	Opened second location, Warren, MI in Apr 2019

Guidance, subject to revision

Full year 2019 guidance	Previous	Current
Fuel cost per gallon	$2.10	$2.26
Available seat miles (ASMs) / gallon	80.0 to 82.0	81.0 to 83.0

Interest expense (millions)	$70 to $80	$70 to $80
Tax rate	24 to 25%	24 to 25%
Share count (millions)	15.9	15.9
Earnings per share	$13.25 to $14.75	$13.25 to $14.75

System ASMs - year over year change	7 to 9%	7.5 to 9.5%
Scheduled service ASMs - year over year change	7 to 9%	7.5 to 9.5%

Depreciation expense (millions)	$150 to $160	$150 to $160
Airline operating CASM excluding fuel - year over year change	(3.5) to (1.5)%	(3.5) to (1.5)%
Non airline operating income (millions)	($17) to ($12)	($17) to ($12)

Airline CAPEX - full year 2019
Capital expenditures (millions)	$425 to 435	$400 to 410
Capitalized Airbus deferred heavy maintenance (millions) *	$95 to 115	$85 to 105

Sunseeker Resorts CAPEX
Project to date (millions)	$50	$54
Expected 2019 spend (millions)	$250 to 300	$250 to 300
Total project spend remaining **	$420	$416

Other CAPEX - full year 2019***
Capital expenditures (millions)	$15 to 20	$15 to 20

Previous guidance as of January 30, 2019
* Not included in capital expenditure total
** Of the total remaining capex, expect to receive $175m in third party financing from TPG Sixth Street Partners as the last funds in the project, of which 2/3 is expected to be non-recourse to Allegiant Travel Company
*** Includes Allegiant Nonstop and Teesnap

Allegiant Q1 2019 Earnings

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE18	1Q19	2Q19	3Q19	YE19
A319 (156 seats)	32	37	37	38	38
A320 (177/186 seats)	44	47	51	53	55
Total	76	84	88	91	93

Aircraft listed in table above include only in-service aircraft and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, April 24, 2019 to discuss its first quarter 2019 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2019 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small and mid-sized cities to world-class leisure destinations. The airline offers an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 80 aircraft and approximately 450 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit:http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, revenues, earnings, ASM growth, TRASM, expected capital expenditures, debt balances, number of contracted aircraft to be placed in service in the future, future expansion of our Teesnap and family entertainment center businesses, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth after our transition to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$419,977	$396,771	5.8
Third party products	17,141	10,325	66.0
Fixed fee contract revenue	10,575	10,556	0.2
Other revenue	3,929	7,792	(49.6)
Total operating revenue	451,622	425,444	6.2
OPERATING EXPENSES:
Aircraft fuel	99,682	106,027	(6.0)
Salary and benefits	119,411	112,963	5.7
Station operations	38,965	37,584	3.7
Maintenance and repairs	22,824	19,270	18.4
Depreciation and amortization	36,182	28,149	28.5
Sales and marketing	20,926	19,078	9.7
Aircraft lease rentals	—	21	NM
Other	22,554	22,384	0.8
Total operating expense	360,544	345,476	4.4
OPERATING INCOME	91,078	79,968	13.9
OTHER (INCOME) EXPENSE:
Interest expense	16,580	12,724	30.3
Interest income	(3,201)	(1,907)	67.9
Loss on extinguishment of debt	3,677	—	NM
Other, net	103	(240)	(142.9)
Total other expense	17,159	10,577	62.2
INCOME BEFORE INCOME TAXES	73,919	69,391	6.5
PROVISION FOR INCOME TAXES	16,795	14,198	18.3
NET INCOME	$57,124	$55,193	3.5
Earnings per share to common shareholders (1):
Basic	$3.52	$3.43	2.6
Diluted	$3.52	$3.42	2.9
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,011	15,889	0.8
Diluted	16,013	15,898	0.7

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended March 31,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,450,278	3,302,951	4.5
Revenue passenger miles (RPMs) (thousands)	3,228,594	3,094,805	4.3
Available seat miles (ASMs) (thousands)	3,910,239	3,728,563	4.9
Load factor	82.6%	83.0%	(0.4)
Operating expense per ASM (CASM) (cents)	9.22	9.27	(0.5)
Fuel expense per ASM (cents)	2.55	2.84	(10.2)
Operating CASM, excluding fuel (cents)	6.67	6.43	3.7
ASMs per gallon of fuel	84.1	76.7	9.6
Departures	25,200	24,248	3.9
Block hours	59,819	57,803	3.5
Average stage length (miles)	904	910	(0.7)
Average number of operating aircraft during period	79.6	90.7	(12.2)
Average block hours per aircraft per day	8.3	7.1	16.9
Full-time equivalent employees at end of period	4,067	3,776	7.7
Fuel gallons consumed (thousands)	46,474	48,640	(4.5)
Average fuel cost per gallon	$2.14	$2.18	(1.8)
Scheduled service statistics:
Passengers	3,421,538	3,279,368	4.3
Revenue passenger miles (RPMs) (thousands)	3,191,045	3,064,619	4.1
Available seat miles (ASMs) (thousands)	3,802,132	3,602,015	5.6
Load factor	83.9%	85.1%	(1.2)
Departures	24,344	23,264	4.6
Block hours	57,963	55,689	4.1
Total passenger revenue per ASM (TRASM) (cents) (2)	11.50	11.30	1.8
Average fare - scheduled service (3)	$69.64	$73.81	(5.6)
Average fare - air-related charges (3)	$53.10	$47.18	12.5
Average fare - third party products	$5.01	$3.15	59.0
Average fare - total	$127.75	$124.14	2.9
Average stage length (miles)	908	916	(0.9)
Fuel gallons consumed (thousands)	45,068	46,872	(3.8)
Average fuel cost per gallon	$2.13	$2.17	(1.8)
Percent of sales through website during period	93.6%	93.8%	(0.2)
Other data:
Rental car days sold	471,598	398,587	18.3
Hotel room nights sold	105,015	108,984	(3.6)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	3/31/2019	12/31/2018	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$243.3	$81.5	198.5%
Short-term investments	287.0	314.5	(8.7)
Long-term investments	24.6	51.5	(52.2)
Total unrestricted cash and investments	554.9	447.5	24.0
Debt
Current maturities of long-term debt and capital lease obligations, net of related costs (1)	154.0	152.3	1.1
Long-term debt and capital lease obligations, net of current maturities and related costs	1,203.7	1,119.4	7.5
Total debt	1,357.7	1,271.7	6.8
Total Allegiant Travel Company shareholders’ equity	$738.5	$690.3	7.0%

(1) As of March 31, 2019, and December 31, 2018, respectively, $80.1 million and $428.0 million of the Company's Unsecured Senior Notes (which mature in July 2019) were classified as long-term as management refinanced the borrowings on a long-term basis in February 2019.

Summary Cash Flow

	Three Months Ended March 31,
Unaudited (millions)	2019	2018	Change
Cash provided by operating activities	$156.4	$172.9	(9.5)%
Purchase of property and equipment, including capitalized interest	122.6	69.2	77.2
Cash dividends paid to shareholders	11.4	11.3	0.9
Proceeds from the issuance of long-term debt	494.0	—	NM
Principal payments on long-term debt & capital lease obligations	386.3	102.9	275.4%

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2019	2018
Basic:
Net income	$57,124	$55,193
Less net income allocated to participating securities	(799)	(768)
Net income attributable to common stock	$56,325	$54,425
Earnings per share, basic	$3.52	$3.43
Weighted-average shares outstanding	16,011	15,889
Diluted:
Net income	$57,124	$55,193
Less net income allocated to participating securities	(798)	(768)
Net income attributable to common stock	$56,326	$54,425
Earnings per share, diluted	$3.52	$3.42
Weighted-average shares outstanding	16,011	15,889
Dilutive effect of stock options and restricted stock	31	46
Adjusted weighted-average shares outstanding under treasury stock method	16,042	15,935
Participating securities excluded under two-class method	(29)	(37)
Adjusted weighted-average shares outstanding under two-class method	16,013	15,898

Appendix A
Non-GAAP Presentations
Three Months Ended March 31, 2019 and 2018
(Unaudited)

Airline operating revenue, airline operating income, airline net income, airline operating expense, and airline diluted earnings per share all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2019	2018
Reconciliation of airline operating CASM excluding fuel (millions)
Consolidated operating expense (GAAP)	$360.5	$345.5
Less aircraft fuel expense	99.7	106.0
Less non-airline operating expense	10.7	3.1
Total airline operating expense less fuel (1)	250.1	236.4

System available seat miles (millions)	3,910.2	3,728.6
Cost per available seat mile (cents) as reported	9.22	9.27
Cost per available seat mile excluding fuel and non-airline expense (cents) (1)	6.40	6.35

	Three Months Ended March 31,
	2019	2018
Reconciliation of airline operating revenue, operating income and net income (millions)
Operating revenue as reported (GAAP)	$451.6	$425.4
Non-airline operating revenue	3.3	1.1
Airline operating revenue	448.3	424.3

Operating income as reported (GAAP)	91.1	80.0
Non-airline operating loss	(7.4)	(2.0)
Airline operating income	98.5	82.0
Airline operating margin	22.0%	19.3%

Net income as reported (GAAP)	57.1	55.2
Non-airline net loss	(7.6)	(2.0)
Airline net income (1)	64.7	57.2

	Three Months Ended March 31,
	2019	2018
Reconciliation of airline diluted earnings per share
Net income as reported (GAAP)	$57.1	$55.2
Airline net income	$64.7	$57.2

Diluted shares used for computation (thousands)	16,013	15,898

Diluted earnings per share as reported (per share) (GAAP)	$3.52	$3.42

Airline diluted earnings per share (1)	$3.98	$3.54

(1) Denotes non-GAAP figure.